FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

The Employment Agreement effective May 4, 2005 by and between AMN Healthcare Services, Inc., a Delaware corporation (the "Company"), and Susan R. Nowakowski, an individual (the "Executive"), is hereby amended as follows:

    Subsection 6(a) is hereby amended by deleting the second sentence thereof and substituting therefor the following:

    "In addition, the Executive or her estate, as the case may be, shall be entitled to receive an amount equal to the average of the Bonuses received by the Executive for the three most recent Fiscal Years ('Average Bonus')."

    Effective January 1, 2009, Subsection 6(b)(i) is hereby amended by deleting the third sentence thereof and substituting therefor the following:

    "The Salary Severance Benefit and the Bonus Severance Benefit shall be payable in a lump sum not later than thirty (30) days following the Executive's termination of employment."

    Subsection 6(b)(i) is further amended by deleting the last sentence thereof.
    Subsection 6(b)(ii)(3) is hereby amended by deleting said subsection in its entirety and substituting therefor the following:

    "(3) 'Bonus Severance Benefit' shall mean an amount equal to two (2) times the Average Bonus."

    Subsection 6(b)(iii) is hereby amended by deleting the first sentence thereof and substituting therefor the following:

    "Notwithstanding anything to the contrary in this Agreement, if the Executive's employment is terminated pursuant to subsection 5(d) or 5(e) hereof within one year following a Change in Control (as defined below), in lieu of receiving the amounts set forth in the second sentence of subsection 6(b)(i) hereof, the Executive shall receive a lump sum payment, payable as soon as reasonably practicable following the date of such termination, in an amount equal to the sum of (A) the Salary Severance Benefit, (B) three (3) times the Average Bonus, and (C) the amount of any unreimbursed business expenses properly incurred by the Executive in accordance with Company policy prior to the date of the Executive's termination of employment."

    Subsection 6(b)(iii) is further amended by deleting the final sentence thereof and substituting therefor the following:

    "For purposes of this Section 6(b)(iii), a "Change in Control" shall be deemed to occur upon:

    (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) (a 'Person') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

    (2) the dissolution or liquidation of the Company;

    (3) the sale of all or substantially all of the business or assets of the Company; or

    (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company's shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). 'Surviving Corporation' shall mean the corporation resulting from a Business Combination, and 'Parent Corporation' shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors."

    Subsection 6(e) is hereby amended by adding the following sentence at the end thereof:

    "Such release must be executed no later than ten (10) days after the Executive's termination of employment and not be revoked during the seven-day revocation period."

    Section 6 is further amended by adding the following subsection 6(f) at the end thereof:

    "(f) Section 409A.

    (i) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive's separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the 'Code'), the Company determines that the Executive is a 'specified employee' within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment or benefit that the Executive becomes entitled to under this Agreement would be considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable or benefit shall be provided prior to the date that is the earlier of (A) six months and one day after the Executive's separation from service, or (B) the Executive's death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

    (ii) If the provision of disability and life insurance coverage to the Executive post-termination of employment is considered deferred compensation subject to Section 409A of the Code, then the Executive shall also pay the Company's portion of the life insurance and disability insurance premiums during the six-month period following the Executive's separation from service, for which the Executive shall be reimbursed on an after-tax basis on the first day of the seventh month following the Executive's separation from service.

    (iii) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section."

    Subsection 7(b) is hereby amended by deleting the fourth sentence thereof and substituting therefor the following:

    "If the Accounting Firm determines that any Excise Tax is payable by the Company, the Company shall pay the required Gross-Up Payment to the tax authorities as withholding taxes on behalf of the Executive at such time or times when each Excise Tax payment is due."

    Subsection 7(d) is hereby amended by deleting the last sentence thereof.
    Except as otherwise provided in Section 2 hereof, this First Amendment is effective upon execution.
    Except as amended herein, the Employment Agreement is confirmed in all other respects.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment this 6th_ day of February, 2008.

AMN HEALTHCARE SERVICES, INC.

By: /s/ David C. Dreyer_______________

Name: David C. Dreyer

Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

/s/ Susan R. Nowakowski___________

Susan R. Nowakowski